SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of The Securities Act of 1934


                                November 13, 1998
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                             Bell Microproducts Inc.
                ------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   California
                ------------------------------------------------
                 (State or other jurisdiction of incorporation)


          005-43709                                      94-3057566
     ---------------------                  ------------------------------------
     (Commission File No.)                  (IRS Employer Identification Number)


                              1941 Ringwood Avenue
                         San Jose, California 95131-1721
                                 (408) 451-9400
                ------------------------------------------------
                    (Address of Principal Executive Offices)


                                 Not Applicable
                ------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On November 13, 1998 (the "Closing Date"), Bell Microproducts Inc., a California corporation (the "Company"), completed its acquisition of the Computer Products Division (the "CPD Division") of Almo Corporation ("Almo") pursuant to an Asset Purchase Agreement (the "Agreement") dated November 5, 1998 by and between the Company, Almo, Almo Distributing Pennsylvania, Inc., Almo Distributing Maryland, Inc., Almo Distributing Minnesota, Inc., Almo Distributing Wisconsin, Inc. and Almo Distributing Inc.

         The acquisition was accounted for as a purchase. The consideration paid by the Company to Almo for the CPD Division was approximately $20.3 million, a five-year warrant for 350,000 shares of the Company's common stock exercisable at $12.00 per share and the assumption of certain liabilities. The Company financed the acquisition by increasing its bank line as more fully described in
Item 5 below. In accordance with the Agreement, Almo was granted certain rights to register the stock that can be acquired upon exercise of the warrant as described in a registration rights agreement entered into between the Company and Almo.

         The CPD Division is a leading distributor of disk drives, monitors, computers and additional products used by value-added resellers and systems integrators. The CPD Division also operates two facilities that manufacture private-labeled personal computers sold to value-added resellers. Its revenues were approximately $146 million for the fiscal year ending April 30, 1998.

Item 5.  Other Events

         The Company entered into a Third Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 12, 1998, with the financial institutions party thereto (the "Banks"), California Bank & Trust (f/k/a Sumitomo Bank of California), as agent for the Banks (the "Administrative Agent"), and Union Bank of California, N.A. and Comerica Bank-California, as co-agents for the Banks (the "Co-Agents" and together with the Administrative Agent, the "Agents"). The Credit Agreement amends and restates the Second Amended and Restated Credit Agreement dated as of May 23, 1995 (as amended, the "Original Credit Agreement"), among the Company, the Banks and the Administrative Agent, and provides for, among other things, (i) an increase in the principal amount of the revolving line of credit from a principal amount of up to one hundred million dollars ($100,000,000) to a principal amount of up to one hundred thirty million dollars ($130,000,000), (ii) the elimination of the letter of credit sub-facility existing under the Original Credit Agreement,
(iii) certain  modifications to the interest provisions of the Credit Agreement,
(iv) the addition of certain definitions contained therein, (v) certain modifications to the financial covenants contained therein and (vi) certain other changes.

Item 7.  Financial Statements and Exhibits

         (a) The purchase of the CPD Division does not meet the materiality threshold of Regulation S-K and therefore the Company will not present audited financial statements nor pro forma financial information related thereto.

         (b)      Not applicable

         (c)      Exhibits

                  2.3 Asset Purchase Agreement by and between the Company, Almo, Almo Distributing Pennsylvania, Inc., Almo Distributing Maryland, Inc., Almo Distributing Minnesota, Inc., Almo Distributing Wisconsin, Inc. and Almo Distributing Inc. dated November 5, 1998.

                  Certain  exhibits and schedules to the Agreement are listed on
pages  (iv)  and  (v)  thereto  and  the  Registrant   agrees  to  furnish  them
supplementally to the Securities and Exchange Commission upon request.

                  10.24 Third Amended and Restated Credit Agreement dated as of November 12, 1998 by and among the Company and certain banking institutions named therein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Bell Microproducts Inc.

                                              By: /s/ Bruce M. Jaffe
                                                  ------------------------------
                                                      Senior Vice President
                                                      and CFO


                                                     Dated:  November 30, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS
                                       TO
                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                    --------

                             Bell Microproducts Inc.

                                    --------


                                November 13, 1998


================================================================================

                                INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number       Description                                               Page
------       -----------                                               ----

2.3          Asset  Purchase  Agreement  by and  between the             8
             Company, Almo, Almo Distributing  Pennsylvania,
             Inc., Almo  Distributing  Maryland,  Inc., Almo
             Distributing Minnesota, Inc., Almo Distributing
             Wisconsin,  Inc.  and  Almo  Distributing  Inc.
             dated November 5, 1998.

10.24        Third  Amended and  Restated  Credit  Agreement            62
             dated as of November 12, 1998 by and among the Company and certain banking institutions named therein.